Exhibit 10.3
SECURITY AGREEMENT
     This is a Security Agreement between Borrower and Lender identified below dated effective as of February 23, 2006.

Borrower:	ProLink Solutions, LLC c/o Lawrence D. Bain, President & CEO 410 South Benson Lane Chandler, Arizona 85224 Email: bainl@goprolink.com

Lender:	David S. Band and Stanley B. Kane, as Co-Trustees of the Putters Loan Trust c/o David S. Band P.O. Box 49948 Sarasota, Florida 34230 Email: dband@abelband.com

Obligations:	1.	The payment and performance of that certain promissory note of even date in the principal amount of Five Hundred Thousand Dollars ($500,000.00), executed by Borrower and delivered to Lender (the “Note”).

	2.	All other liabilities or obligations of Borrower to Lender due or to become due or arising hereafter whether direct, indirect, primary, secondary, absolute or contingent and relating to the indebtedness secured hereby.

	3.	Performance of all agreements contained in this Security Agreement.

Collateral:	The Collateral shall consist of the following: (i) all of the payments due, or to become due, under those certain golf course lease agreements more specifically set forth on Exhibit “A” attached hereto (collectively, the “Leases”); and (ii) that certain GPS equipment subject to the Leases, as more specifically set forth on Exhibit “B” attached hereto (collectively, the “Equipment”).
1.	Grant of Security Interest. Borrower grants to Lender a security interest (the “Security Interest”) in the Collateral, products of the Collateral, proceeds of the Collateral and replacements of the Collateral, where applicable. The Security Interest shall secure the payment and performance of all Obligations.

2.	Borrower’s Warranties. Borrower represents and warrants as follows:

a.	Borrower is the owner of the Collateral free of all claims, encumbrances, liens and security interests, except for the Security Interest granted hereby.

b.	Borrower has the right to make this Agreement.

c.	Borrower will not assign, pledge, mortgage, hypothecate or transfer the Collateral during the term of this Agreement, without the prior written consent of Lender.
3.	Borrower’s Agreements. Borrower agrees as follows:
a.	It will pay the Lender all the amounts payable on the Note and all other amounts due Lender whether evidenced by the Note or not, as and when the same shall be due and payable, whether at maturity, by acceleration or otherwise, and will perform all terms of the Note.

b.	It will defend the Collateral against the claims and demands of all persons.

c.	It will pay as part of the debt hereby secured all amounts, including reasonable attorneys’ fees, paralegal, legal assistant and similar fees and costs, with interest thereon, paid by Lender in taking possession of, disposing of or preserving the Collateral after any default hereinafter described.

d.	It will not:
(i)	permit any liens or security interests to attach to any of the Collateral, except as created hereby;

(ii)	permit any of the Collateral to be levied upon under any legal process; or

(iii)	permit anything to be done that may impair the value of any of the Collateral or the security intended to be afforded by this Agreement.
e.	It will do all acts and things which Lender may deem necessary to perfect and continue perfected the security interest granted by this Agreement and to protect the Collateral, and hereby authorizes Lender to file any financing statements, continuation, amendment and termination statements as Lender determines are necessary, and Borrower appoints Lender its attorney in fact, with full power of substitution, to do all such acts and all other acts Borrower may be required to do under this Agreement.

f.	It will notify Lender within ten (10) days of a change in the Borrower’s State of incorporation.
4.	Default. It shall be a default hereunder if any of the following events occur:

a.	Any representation or warranty made by Borrower in this Agreement is untrue or is not fulfilled.

b.	Borrower fails to pay any Obligation when due.

c.	Borrower fails to observe or perform any covenant, warranty or agreement to be performed by Borrower under this Agreement or any of the Obligations or other agreements with Lender, following Lender’s written notice to the Borrower and the Borrower’s failure to cure within ten (10) days of such written notice.

d.	Borrower is involved in any substantial financial difficulty as evidenced by:
(i)	an assignment, composition or similar device for the benefit of creditors;

(ii)	inability to pay debts when due;

(iii)	an attachment or receivership of assets, not dissolved within forty-five (45) days;

(iv)	the voluntary filing of a petition in bankruptcy or the institution of any other proceeding under the law relating to bankruptcy, bankruptcy reorganization, insolvency or relief of borrowers; or

(v)	the involuntary filing of a petition in bankruptcy or the institution of any other proceeding under any law relating to bankruptcy, bankruptcy reorganization, insolvency or relief of borrowers.
e.	Encumbrance of any or all of the Collateral.
5.	Lender’s Remedies on Default:
a.	Upon default by Borrower, Lender shall have all of the rights and remedies of a lender under the Uniform Commercial Code or other applicable law and all rights provided herein, in the Notes, or in any other applicable security or loan agreement, including, without limitation, the right to retain all or any portion of the Collateral in full or partial satisfaction of the Notes and the right to sell, lease or otherwise dispose of any or all of the Collateral, all of which rights and remedies shall, to the full extent permitted by law, be cumulative. The waiver of any default hereunder shall not be a waiver of any subsequent default.

b.	After deducting all costs and expenses of every kind incurred in, or incidental to, the retaking, holding, advertising, preparing for sale, or the selling, leasing or otherwise disposing of the Collateral, including, without limitation, attorneys’ fees, paralegal, legal assistant and similar fees and costs, all of which costs and expenses Borrower agrees to pay, Lender may apply the net proceeds of any sale, lease or other disposition of the Collateral to payment of the Obligations hereby secured, whether due or not, in such order as Lender may elect. At any such sale,

Lender may, if Lender is the highest bidder, purchase any or all of the Collateral so sold, free from any right of redemption in Borrower, which right of redemption is hereby expressly waived. Only after full payment of all Obligations, and any other payments Lender may be required by law to make, need Lender account to Borrower for any surplus. Borrower shall remain liable to Lender for the payment of any deficiency with interest at the highest rate allowable by law.
6.	Notices. All notices under this Security Agreement shall be in writing and shall be deemed delivered twenty-four (24) hours after being deposited in the U. S. mails, postage prepaid, addressed to Borrower at the address specified above or, at such other address as may be designated by Borrower, provided Lender is in receipt of such change of address.

7.	Binding Effect. All rights of the Lender hereunder shall inure to the benefit of its successors and assigns; and all obligations of Borrower shall bind their heirs, executors, administrators, successors and assigns.

8.	Waivers by Borrower. Borrower hereby waives presentment, notice of dishonor and protest of all instruments included in or evidencing any of the Obligation or the Collateral and any and all other notices and demands whatsoever (except as expressly provided herein) whether or not relating to such instruments. In the event of any litigation at any time arising with respect to any matter connected with this Agreement or the Obligations, Borrower hereby waive the right to a trial by jury and waive any and all defenses, rights of set off and rights to interpose counterclaims of any nature.

9.	Miscellaneous.
a.	If more than one (1) Borrower signs this Agreement, the liability of each Borrower shall be joint and several.

b.	The laws of the State of Florida shall govern the construction of the interest, rights and duties of the parties under this Agreement.

c.	A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement.

d.	If any term of this Agreement shall be held to be invalid, illegal or unenforceable the validity of all other terms hereof shall in no way be affected thereby.
     IN WITNESS WHEREOF, the undersigned has executed this Security Agreement the day and year first above written.

WITNESSES:	BORROWER:

ProLink Solutions, LLC

/s/ Dave M. Gomez	/s/ Barry A. Sullivan

Dave M. Gomez	Barry A. Sullivan
General Counsel	Chief Financial Officer
ProLink Solutions, LLC